                             EXHIBIT 1.A.(9)(a)(1)

                                                           EXHIBIT 1.A.(9)(a)(1)



                                  AMENDMENT I
                  TO THE PARTICIPATION/DISTRIBUTION AGREEMENT
                            DATED DECEMBER   , 1995
              AMONG PROTECTIVE LIFE INSURANCE COMPANY, PROTECTIVE
              INVESTMENT COMPANY AND INVESTMENT DISTRIBUTORS, INC.



    WHEREAS, Protective Life Insurance Company ("Protective Life") for itself and on behalf of the Protective Variable Life Separate Account (the "Account"), Protective Investment Company (the "Company") and Investment Distributors, Inc. ("IDI") have entered into a Participation/Distribution Agreement, dated December
  , 1995, (the "Agreement"), providing for, amongst other things, the use of the Account in connection with certain individual flexible premium variable and fixed life insurance policies ("Flexible Premium Policies") to be offered by Protective Life;



    WHEREAS, Protective Life proposes to offer to the public certain modified single premium variable and fixed life insurance policies ("Single Premium Policies") and, in connection with such Single Premium Policies desires to offer certain sub-accounts of the Account for investment relating to the various investment portfolios offered by the Company;



    WHEREAS, Protective Life desires to have the Single Premium Policies funded through the Account and underwritten and distributed by IDI pursuant to the terms of the Agreement;



    NOW THEREFORE, in consideration of the foregoing, Protective Life, the Account, IDI and the Company hereby agree as follows:



    That the first WHEREAS clause of the Agreement be replaced in its entirety with the following language:



    WHEREAS, the Account has been established by Protective Life pursuant to the Tennessee Insurance Code in connection with certain individual flexible premium variable and fixed life insurance policies and modified single premium variable and fixed life insurance policies (collectively, the "Policies") proposed to be issued to the public by Protective Life; and



    IN WITNESS WHEREOF, the parties hereto have caused the Amendment to the Agreement to be duly executed and attested effective June 1, 1998.



                                       PROTECTIVE LIFE INSURANCE COMPANY
                                       ON BEHALF OF ITSELF AND PROTECTIVE
                                       VARIABLE LIFE SEPARATE ACCOUNT



Attest:



/s/ EMILY AMBERSON__    By: /s/ ROBERT STEPHEN BRIGGS___________________________



                        PROTECTIVE INVESTMENT COMPANY



Attest:



/s/ EMILY AMBERSON__    By: /s/ RICHARD J. BIELEN_______________________________



                        INVESTMENT DISTRIBUTORS, INC.



Attest:



/s/ EMILY AMBERSON__    By: /s/ ROBERT STEPHEN BRIGGS___________________________



28268